P O W E R   O F   A T T O R N E Y


The undersigned, Mark A. Suwyn, hereby

l. Employs, appoints, authorizes, empowers, and constitutes the Corporate Secretary of Unocal Corporation ("Unocal"), a Delaware corporation, or any duly appointed Assistant Secretary of Unocal and each of them as its true and lawful attorneys-in-fact to:

     (a)   fill out and file and execute on its  behalf
     certain  reporting forms -- known as Form 3,  Form
     4,   and   Form  5  --  and  any  amendments   and
     corrections thereto, prescribed by the  Securities
     and  Exchange  Commission (or  other  authorities)
     under Section 16(a) of the Securities Exchange Act
     of  1934  (the "Act"), as amended, as  such  forms
     pertain  my  holdings  of  securities  in   Unocal
     Corporation; and

     (b)    do   and   perform  all  things   incident,
     necessary, and proper to appropriately execute and fill out said forms, and in conjunction therewith to do all things which in the opinion of the attorney(s)-in-fact may be of benefit to the undersigned or in its best interests.

2. Grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

3. Represents and warrants to Unocal and to its directors, officers, and the attorneys-in-fact appointed hereby, that the undersigned will provide full, accurate, and timely information to them, in the detail and at the frequency which they may demand, as to its direct and indirect interests in Unocal Corporation securities, as well as any changes therein, in order to enable them to assist the undersigned in fulfilling the reporting requirements of
Section 16(a) of the Act.


4. This Power of Attorney shall remain in effect until revoked in writing.





                              /S/ Mark A. Suwyn
                              ------------------------------
                         ---
                              Mark A. Suwyn

DATED:   February 10, 2004
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